EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q1 2020 Results
HOUSTON, TX--(April 30, 2020) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended March 31, 2020.
–Revenue, net income and Adjusted EBITDA sequentially flat to up despite softening market

–Wireline recorded new peak period stage count

–High Specification Rigs posted record rig rates

–Aggressive cost cutting now taking place to reflect current market conditions

Consolidated Financial Highlights
Revenues increased 1% to $81.0 million in Q1, from $80.2 million in Q4. Our Completion and Other Services and High Specification Rigs segments saw increases, partially offset by decreased revenues attributable to our Processing Solutions segment.
Net income increased $2.9 million, from a loss of $0.1 million in Q4, to income of $2.8 million in Q1. The increase in net income was driven by a combination of increased revenues and a gain on retirement of debt.
Adjusted EBITDA1 remained flat to Q4 results at $11.4 million.
CEO Comments
“Our first quarter performance was highlighted by record high-spec rig revenue per hour and wireline stage count which drove consistent revenue and EBITDA performance. I believe the quarter's results speak for themselves and reflect what was to be a strong start to full year 2020. Unfortunately, market conditions have quickly changed and we are aggressively taking the necessary steps in response.

While we continue to experience relative out-performance versus peers, on an absolute basis, the reduction in activity over the last several weeks has been extraordinary. We’ve immediately re-designed and right-sized our business to match these new activity levels.

Our head count is currently down approximately 50% from mid-March. These reductions span across every field location and up to our corporate office. Additionally, we’ve implemented salary reductions across the entire organization. Within the first few weeks of implementing these difficult steps, our payroll expense has been reduced 60%.

1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

We have also begun to consolidate our operating locations and expect other costs such as repair and maintenance to be down materially on both an absolute and per-unit basis.

These actions, along with several other operational, travel and organizational expense reductions to date, will result in more than $100 million of annual cost savings.

On the capital spending front for 2020, all new growth CAPEX has been eliminated. While our maintenance CAPEX has historically been extremely low due the quality of our asset base, for the remainder of the year we expect an absolute minimal amount of spend.

Although our industry is facing unprecedented challenges, we look for forward to relying on our incredible team members, the strengths of our organization and a sound balance sheet to allow us to excel when others cannot.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue slightly increased by $0.1 million, to $34.9 million in Q1 from $34.8 million in Q4 2019. The increase in revenues was driven by a 4%, or $24, increase in hourly rig rates, to $558 from $534 in Q4. This increase was partially offset by a 3% reduction in total rig hours to approximately 62,400 hours in Q1 from 64,400 in Q4.
Operating loss decreased by $0.5 million to a loss of $0.3 million in Q1 from income of $0.2 million in Q4. Adjusted EBITDA decreased 7%, or $0.4 million, to $5.0 million in Q1 from $5.4 million in Q4. The decrease in operating loss and Adjusted EBITDA was attributable to the increase in cost of services during Q1.
Completion and Other Services
Completion and Other Services segment revenue increased 5%, or $2.2 million, to $43.3 million in Q1 from $41.1 million in Q4 2019. The increase in revenue for the quarter was the net impact of an increase in our Wireline revenue, which was partially offset by declines in other, non-Wireline services within the segment.
Operating income increased $2.1 million to $8.9 million in Q1 from $6.8 million in Q4. Adjusted EBITDA increased 21%, or $2.0 million, to $11.6 million in Q1 from $9.6 million in Q4. The increase in operating income and Adjusted EBITDA was driven by the increased revenues, partially offset by reductions in the cost of services related to our Wireline services.
Processing Solutions
Processing Solutions revenue decreased 35% or $1.5 million, to $2.8 million in Q1 from $4.3 million in Q4 2019. The decrease was driven by a reduction in MRU rental revenue within the segment.
Operating income decreased $0.7 million to $0.7 million in Q1 from $1.4 million in Q4. Adjusted EBITDA decreased 35%, or $0.7 million, to $1.3 million in Q1 from $2.0 million in Q4. The decrease in operating income and Adjusted EBITDA is attributable to a decrease in rental revenue, partially offset by a decrease in cost of services.

Liquidity
We ended the quarter with $21.6 million of liquidity, consisting of $10.2 million of capacity available on our revolving credit facility and $11.4 million of cash. The Q1 cash ending balance of $11.4 million compares to $6.9 million at the end of Q4 2019.
Debt
We ended Q1 with aggregate net debt of $43.1 million, down $2.5 million as compared to $45.6 million at the end of Q4.
We had an outstanding draw on our revolving credit facility of $21.3 million at the end of Q1 compared to $10.0 million at the end of Q4. During the quarter, we borrowed $16.9 million, partially offset by payments of $5.6 million on the principal credit facility balance.
During Q1, we paid an aggregate $3.7 million to settle the Esco Note Payable balance of $5.8 million and recognized a gain on the retirement of debt of $2.1 million.
We had an outstanding balance on our Encina Financing Agreement of $27.7 million at the end of Q4 and we made aggregate payments of $2.5 million during Q1, leaving a principal balance of $25.2 million at the end of Q1.
Capital Expenditures
Capital expenditures recorded during the quarter were $5.5 million. High Specification Rigs segment incurred $3.8 million of capital expenditures on ancillary equipment related to our new and existing integrated customer contracts. Completion and Other Services segment incurred $1.2 million related to two new wireline trucks and other equipment. Maintenance capital expense for the quarter was $0.5 million.
Also, across all segments, $0.5 million of leased vehicles were added during the quarter.
Conference Call
The Company will host a conference call to discuss its Q1 2020 results on May 1, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10142038. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019
Revenues
High specification rigs	$34.9	$34.8
Completion and other services	43.3	41.1
Processing solutions	2.8	4.3
Total revenues	81.0	80.2

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	29.9	29.4
Completion and other services	31.7	31.5
Processing solutions	1.5	2.3
Total cost of services	63.1	63.2
General and administrative	5.0	6.5
Depreciation and amortization	8.9	8.9
Total operating expenses	77.0	78.6

Operating income	4.0	1.6

Other expenses
Interest expense, net	1.1	1.2
Total other expenses	1.1	1.2

Income before income tax expense	2.9	0.4
Tax expense	0.1	0.5
Net income (loss)	2.8	(0.1)
Less: Net income attributable to non-controlling interests	1.3	—
Net income (loss) attributable to Ranger Energy Services, Inc.	$1.5	$(0.1)

Income (loss) per common share
Basic	$0.17	$(0.01)
Diluted	$0.15	$(0.01)
Weighted average common shares outstanding
Basic	8,617,781	8,761,291
Diluted	15,549,684	8,761,291

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$11.4	$6.9
Accounts receivable, net	42.2	41.5
Contract assets	3.7	1.2
Inventory	4.1	3.8
Prepaid expenses	3.3	5.3
Total current assets	64.7	58.7

Property and equipment, net	216.1	218.9
Intangible assets, net	9.1	9.3
Operating leases, right-of-use assets	5.9	6.5
Other assets	0.5	0.1
Total assets	$296.3	$293.5

Liabilities and Stockholders' Equity
Accounts payable	13.2	13.8
Accrued expenses	19.6	18.4
Finance lease obligations, current portion	4.9	5.1
Long-term debt, current portion	31.6	15.8
Other current liabilities	1.7	2.0
Total current liabilities	71.0	55.1

Operating leases, right-of-use obligations	4.4	4.5
Finance lease obligations	2.9	3.6
Long-term debt, net	13.9	26.6
Other long-term liabilities	0.7	0.7
Total liabilities	$92.9	$90.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2020 and December 31, 2019	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,947,830 shares issued and 8,396,003 shares outstanding as of March 31, 2020 and 8,839,788 shares issued and 8,725,851 shares outstanding as of December 31, 2019	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of March 31, 2020 and December 31, 2019	0.1	0.1
Less: Class A Common Stock held in treasury, at cost (551,827 shares)	(3.8)	(0.7)
Accumulated deficit	(6.6)	(8.1)
Additional paid-in capital	120.2	121.8
Total controlling stockholders' equity	110.0	113.2
Non-controlling interest	93.4	89.8
Total stockholders' equity	203.4	203.0
Total liabilities and stockholders' equity	$296.3	$293.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Three Months Ended
March 31, 2020
Cash Flows from Operating Activities
Net income	$2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8.9
Equity based compensation	0.8
Gain on retirement of debt	(2.1)
Other costs, net	0.1
Changes in operating assets and liabilities
Accounts receivable	(0.7)
Contract assets	(2.5)
Inventory	(0.3)
Prepaid expenses	2.0
Operating leases, right-of-use assets	0.6
Other assets	(0.4)
Accounts payable	(1.3)
Accrued expenses	1.2
Other long-term liabilities	(0.6)
Net cash provided by operating activities	8.5

Cash Flows from Investing Activities
Purchase of property and equipment	(4.7)
Proceeds from disposal of property and equipment	0.1
Net cash used in investing activities	(4.6)

Cash Flows from Financing Activities
Borrowings under Credit Facility	16.9
Principal payments on Credit Facility	(5.6)
Principal payments on Encina Master Financing Agreement	(2.5)
Principal payments on ESCO Note Payable	(3.7)
Principal payments on financing lease obligations	(1.3)
Repurchase of Class A Common Stock	(3.1)
Shares withheld on equity transactions	(0.1)
Net cash provided by financing activities	0.6

Increase in Cash and Cash equivalents	4.5
Cash and Cash Equivalents, Beginning of Year	6.9
Cash and Cash Equivalents, End of Year	$11.4

Supplemental Cash Flows Information
Interest paid	$1.0
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$(0.8)
Fixed asset additions through financing leases	$(0.5)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, acquisition-related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following tables present reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following tables are a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2020 and December 31, 2019, in millions:

	Three Months Ended March 31, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.3)	$8.9	$0.7	$(6.5)	$2.8
Interest expense	—	—	—	1.1	1.1
Tax expense	—	—	—	0.1	0.1
Depreciation and amortization	5.3	2.7	0.6	0.3	8.9
EBITDA	5.0	11.6	1.3	(5.0)	12.9
Equity based compensation	—	—	—	0.8	0.8
Gain on retirement of debt	—	—	—	(2.1)	(2.1)
Gain on disposal of property and equipment	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$5.0	$11.6	$1.3	$(6.5)	$11.4

	Three Months Ended December 31, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$0.2	$6.8	$1.4	$(8.5)	$(0.1)
Interest expense	—	—	—	1.2	1.2
Tax expense	—	—	—	0.5	0.5
Depreciation and amortization	5.2	2.8	0.6	0.3	8.9
EBITDA	5.4	9.6	2.0	(6.5)	10.5
Equity based compensation	—	—	—	0.9	0.9
Gain on retirement of debt	—	—	—	—	—
Gain on disposal of property and equipment	—	—	—	—	—
Adjusted EBITDA	$5.4	$9.6	$2.0	$(5.6)	$11.4